Exhibit (h)(3)

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B COMPENSATION

Class A Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund
An amount payable on the first day of each month of $1.5042 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Accumulative Fund, International Growth Fund, Science and Technology Fund and Vanguard Fund
An amount payable on the first day of each month of $1.5292 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month

Class A Shares of Asset Strategy Fund, Continental Income Fund, Core Investment Fund and Dividend Opportunities Fund
An amount payable on the first day of each month of $1.5792 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund
An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month. The Fund shall also pay WRSCO a fee of $.75 for each shareholder check it processes.

Class B Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund
An amount payable on the first day of each month of $1.5042 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Accumulative Fund, International Growth Fund, Science and Technology Fund and Vanguard Fund
An amount payable on the first day of each month of $1.5292 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Asset Strategy Fund, Continental Income Fund, Core Investment Fund and Dividend Opportunities Fund
An amount payable on the first day of each month of $1.5792 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund
An amount payable on the first day of each month of $1.6958 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Cash Management
An amount payable on the first day of each month of $1.75 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund
An amount payable on the first day of each month of $1.5042 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Accumulative Fund, International Growth Fund, Science and Technology Fund and Vanguard Fund
An amount payable on the first day of each month of $1.5292 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month

Class C Shares of Asset Strategy Fund, Continental Income Fund, Core Investment Fund and Dividend Opportunities Fund
An amount payable on the first day of each month of $1.5792 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund
An amount payable on the first day of each month of $1.6958 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Cash Management
An amount payable on the first day of each month of $1.75 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class Y Shares of Asset Strategy Fund, Accumulative Fund, Bond Fund, Continental Income Fund, Core Investment Fund, Dividend Opportunities Fund, Energy Fund, Global Bond Fund, Government Securities Fund, International Growth Fund, High Income Fund, New Concepts Fund, Science and Technology Fund, Small Cap Fund, Vanguard Fund and Value Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net Class Y assets of the Fund for the preceding month.

Volume Discount

The above-referenced per account fees for Class A, Class B and Class C shall be reduced if the total number of accounts for which WRSCO provides shareholder services reaches the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of
2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E and Advisors Class accounts in each of the Ivy Funds, Ivy Funds, Inc. and Waddell &Reed Advisors Funds are included; however, accounts in Class I, Class R and Class Y of each such fund and Waddell & Reed InvestEd accounts are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month with the affected Fund's bearing the remainder of the costs charged by the financial services companies. If the aggregate annual rate of the WRSCO transfer agent fee and the costs charged by the financial services companies exceed $18.00 per account for a Fund, the amount in excess of $18.00 will be reimbursed to the Fund by WRSCO.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. If the annual rate of the third-party per account charges for a Fund exceeds $18.00 or the annual fee is based on average net assets exceed 0.30 of 1% of the average daily net assets of a Fund, the amount in excess of these caps will be reimbursed to the Fund by WRSCO.

Effective October 30, 2009